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                                     EXHIBIT 23.1
                           CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Teltone Corporation of our report dated September 16, 1996 appearing on Page 12 of Teltone Corporation's Annual Report on Form 10-KSB for the year ended June 30, 1996.


/s/  Price Waterhouse LLP


Seattle, Washington
April 29, 1997